Exhibit 2.1

FORM OF AGREEMENT

4,200,000 Shares1

Jupitermedia Corporation

Common Stock

PURCHASE AGREEMENT

May [    ], 2004

PIPER JAFFRAY & CO.

SG COWEN & CO., LLC

As Representatives of the several

Underwriters named in Schedule II hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Jupitermedia Corporation, a Delaware corporation (the “Company”), and the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 4,200,000 shares (the “Firm Shares”) of Common Stock, $.01 par value per share (the “Common Stock”), of the Company. The Firm Shares consist of 3,200,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 1,000,000 outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company also proposes to sell to the several Underwriters up to 630,000 additional shares of Common Stock if and to the extent that you, as representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”).

[1]	Plus an option to purchase up to 630,000 additional shares to cover over-allotments.

1. Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-113293) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement, as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, including, in each case, the exhibits thereto and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder that are incorporated by reference therein, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission, including the documents filed by the Company with the Commission pursuant to the Exchange Act and the applicable rules and regulations of the Commission thereunder that are incorporated by reference therein, is hereinafter called the “Prospectus,” except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) The Company satisfies the requirements for and is eligible to use a Form S-3 registration statement under the Act and the Rules and Regulations pursuant to the standards of that Form currently in effect and applicable to the Company.

(ii) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been initiated or are pending before or, to the Company’s knowledge, are threatened by the Commission.

(iii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(iv) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) complied or will comply in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement

(as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement or Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you specifically for use therein.

(v) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the Rules and Regulations.

(vi) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will comply in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) The financial statements of the Company, together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma combined financial statement data set forth or incorporated by reference in the Registration Statement and Prospectus have been prepared in accordance with the requirements of the Act, including Regulation S-X thereunder, and comply in all material respects with such requirements. The Company has no reason to believe that the assumptions upon which the pro forma combined financial statement data are prepared are not reasonable assumptions given the circumstances under which such assumptions were made. No other financial statements, pro forma financial data or schedules are required to be included in the

Registration Statement or Prospectus. Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules for the years ended December 31, 2003 and 2002 filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is (x) an independent public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations, (y) to the Company’s knowledge, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Arthur Andersen LLP was an independent public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations with respect to its audit of the Company’s financial statements for the year ended December 31, 2001.

(viii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each of the Company and its subsidiaries has full corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as currently being conducted and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(ix) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options (other than issuances made pursuant to the Company’s 1999 Stock Incentive Plan), warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”), or any development that could reasonably be expected to result in a Material Adverse Change.

(x) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change or that are otherwise required to be described in the Registration Statement or the Prospectus and that are not so described.

(xi) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been or are not so described or filed.

(xii) This Purchase Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Purchase Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (or an event that with notice or passage of time, or both, would constitute a default), result in acceleration of indebtedness under or conflict with, (A) any statute or other provision of applicable law, (B) any material agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of its respective property is subject, (C) the Company’s certificate of incorporation or by-laws, or (D) any judgment, order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or properties, except in the case of subsections 2(a)(xii)(A) and (D) where such breach, violation or default individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Purchase Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under state securities or blue sky laws in connection with the offer and sale of the Securities; and the Company has full power and authority to enter into this Purchase Agreement and to authorize, issue and sell the Securities as contemplated by this Purchase Agreement.

(xiii) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Purchase Agreement on the First Closing Date or the Second Closing Date, as applicable, will have been validly issued and will be fully paid and nonassessable, the issuance of such shares will not be subject to preemptive or similar rights, and the holders thereof will not be subject to personal liability by reason of being such holders; and the authorized capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Purchase Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. All of the issued and outstanding shares of capital stock and interests of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus, the Company owns, directly or indirectly of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such capital stock and interests. Except as described in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company, any shares of the capital stock of the Company or any shares of the capital stock or other interests of any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the respective dates specified therein.

(xiv) The Company and each of its subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any federal, state, local or foreign governmental, regulatory or self-regulatory body required for the conduct of its business, except where the failure to hold or be in compliance could not reasonably be expected to have a Material Adverse Effect, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders and decrees, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(xv) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvi) The Company and each of its subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent rights, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), and rights, in each case as necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries has involved or given rise to, or will involve or give rise to, any infringement of or conflict with, or license, royalty or similar fees for, any patents, patent rights, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), or other similar rights of others material to the business of the Company, except where such infringement or fees could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xvii) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter, by-laws or other organizational or governing documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of, any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of Subsection 2(a)(xvii)(B) for such breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(xviii) The Company and its subsidiaries have timely filed all federal, state, local and foreign income, franchise and other tax returns required to be filed and all such tax returns are true, correct and complete in all material respects. Neither the Company nor its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There are no federal, state, local or foreign income, franchise or other tax audits or deficiency assessments proposed or pending with respect to the Company or any of its subsidiaries, and, to the Company’s knowledge, no such audits or assessments are threatened.

(xix) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(xx) The Common Stock (other than the Securities) is listed on the Nasdaq National Market under the trading symbol “JUPM,” the Company has filed a notice of listing of the Securities on the Nasdaq National Market, the Securities were or will be listed on the Nasdaq National Market under the trading symbol “JUPM” on or prior to the First Closing Date, and the Company has taken no action designed to or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

(xxi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data, if any, included in the Registration Statement and Prospectus is not based on or derived from sources that are credible and generally recognized as authoritative in the Company’s industry.

(xxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of the law or (ii) made any payment to any federal state governmental officer or official, or other person charged with similar public of quasi-public duties, in the United States or any foreign jurisdiction, other than payments permitted by the laws of the United States and any other applicable jurisdiction.

(xxiii) Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement or otherwise described in the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other domestic or foreign entity.

(xxiv) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company’s Board of Directors nor its audit committee has been informed, nor is the Company aware, of (A) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in such internal controls, or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxv) Other than as contemplated by this Purchase Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Purchase Agreement or the consummation of the transactions contemplated hereby.

(xxvi) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba, Iran, Iraq, Libya or Sudan or with any person or affiliate located in Cuba, Iran, Iraq, Libya or Sudan.

(xxvii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company and its subsidiaries are in compliance with the terms of such insurance policies in all material respects. Neither the company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past 12 months, neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxviii) The Company is not, and after giving effect to the offering and sale of the Securities and application of the proceeds thereof as described in the prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxix) The Company and, to the Company’s knowledge, each of its directors and officers in such capacity, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission that are effective as of the date hereof. The Company has taken, or prior to or concurrently with its annual stockholders meeting for 2004 will take, all actions necessary to satisfy those requirements of the Nasdaq Marketplace Rules pertaining to corporate governance, compliance and disclosure matters that become effective on or prior to the date of such annual meeting to the extent applicable to the Company.

(xxx) Except as disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, each contract, agreement and license to which the Company or any of its subsidiaries is bound is legal, valid, binding, enforceable in accordance with its terms and in full force and effect against the Company or such subsidiary, and to the knowledge of the Company, each other party thereto. Except as disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any other party is in breach or default with respect to any such contract, agreement and license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. To the knowledge of the Company, no party has repudiated any material provision of any such contract, agreement or license. No agreement or relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

(xxxi) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries that could have a Material Adverse Effect.

(xxxii) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(xxxiii) Other than as disclosed in the Prospectus, the Company has no knowledge of (A) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties of the Company or of (B) any unlawful spills, release, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from the properties of the Company as a result of the operation and use of the properties of the Company, which presence or occurrence would individually or in the aggregate have a Material Adverse Effect.

(xxxiv) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (“Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxxv) Except for the indirect investments made by the Company as a result of its investments in the Funds (as defined below) and direct investments made by the Company in certain companies in which one or more of the Funds invested, as well as barter transactions entered into by the Company with certain of such companies, since January 1, 2001, neither the Company nor any of its subsidiaries received revenue from, or made payment to, the entities in which one or more of the Funds invested or to which one or more of the Funds loaned money to the extent that such investment or loan requires or would have required disclosure under the Act, the Exchange Act or the respective rules and regulations thereunder in the Registration

Statement or in the documents incorporated therein which disclosure is not set forth therein. The revenues and/or expenses of the barter transactions entered into by the Company which are referred to in the immediately preceding sentence were accounted for in all material respects in accordance with GAAP as then in effect. For purposes of this subsection, the term “Funds” means internet.com Venture Fund I LLC, internet.com Venture Fund II LLC and internet.com Venture Partners III LLC.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(i) Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

(ii) Such Selling Stockholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement (“Custody Agreement”), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to American Stock Transfer & Trust Company, as Custodian (the “Custodian”); pursuant to the Custody Agreement the Selling Stockholder has placed in custody with the Custodian, for delivery under this Purchase Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii) Such Selling Stockholder has the power and authority to enter into this Purchase Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder; and such Selling Stockholder has duly authorized, executed and delivered to Alan M. Meckler and Christopher S. Cardell, as attorneys-in-fact (the “Attorneys-in-Fact”), an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Purchase Agreement and to take all such other action as may be necessary hereunder.

(iv) This Purchase Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Purchase Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Purchase Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(v) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder.

(vi) Such Selling Stockholder has reviewed the Registration Statement and the Prospectus and neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact regarding such Selling Stockholder or omits to state any material fact required to be stated therein or necessary to make the statements regarding such Selling Stockholder therein not misleading.

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by and on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,200,000 Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $[        ] per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Purchase Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Purchase Agreement. In making this Purchase Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

(b) The Firm Shares will be delivered by the Company and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to the Option Shares, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm

Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Purchase Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(d) The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(e) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the

Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(iv) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith and all documents incorporated by reference therein), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Purchase Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to Exchange Act that are deemed to be incorporated by reference in the Prospectus

(vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Purchase Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all costs and expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the transfer and delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping (including, in each case, mailing and delivering copies thereof to the Underwriters and dealers) of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping (including, in each case, mailing and delivering copies thereof to the Underwriters and dealers) of this Purchase Agreement and other underwriting documents, including Blue Sky or Legal Investment Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or Blue Sky laws of the states and other jurisdictions which you shall designate, and the cost of producing any Blue Sky or similar Legal Investment Memoranda, including the reasonable fees and disbursements of the Underwriters’ counsel in preparing such Blue Sky or similar Legal Investment Memoranda, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and the reasonable fees and disbursements of the Underwriters’ counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees in connection with the listing of the Shares on the Nasdaq National Market, (G) the cost of printing certificates representing the shares, (H) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing and/or offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics and travel and lodging expenses of the representatives and officers of the Company; provided, however, that travel and lodging expenses not attributable solely to the Company’s representatives and officers, on the one hand, or the Underwriters, on the other hand (such as shared travel costs from a chartered jet) shall be shared equally by the Company and the Underwriters, (I) the document production charges and expenses associated with printing this Agreement and (J) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however, that the Underwriters shall bear the cost of travel and lodging for the Underwriters in connection with the investor presentations on any “road show” undertaken in connection with the marketing and/or offering of the Shares. If the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, unless the failure to satisfy such conditions or to perform such agreements is directly attributable to the default of any Underwriter of its obligations under this Agreement, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Purchase Agreement.

(ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(x) The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Purchase Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell; contract to sell; pledge; grant any option for the sale of; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Purchase Agreement, except that the Company may, without such consent, (i) issue shares of Common Stock upon the exercise of options outstanding on the date of this Purchase Agreement issued pursuant to the Company’s 1999 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), (ii) grant options pursuant to the Stock Incentive Plan, provided that any such option that is exercisable within ninety (90) days of the date of the Prospectus shall be subject to an agreement substantially similar to the agreements contemplated by Section 4(a)(xi), (iii) issue shares of Common Stock in connection with the acquisition by the Company of another company or entity, provided that the terms of such acquisition contractually prohibit the resale or other disposition of such shares of Common Stock through the Lock-Up Period and (iv) issue shares of Common Stock to the Underwriters pursuant to this Purchase Agreement.

(xi) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company’s directors and officers and each Selling Stockholder in substantially the form of Exhibit A hereto stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Purchase Agreement, for a period of 90 days after commencement of the public offering of the Securities by the Underwriters (the “Lock-Up Agreements”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xiii) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Purchase Agreement or the consummation of the transactions contemplated hereby.

(xiv) The Company will file with the Commission such periodic and other reports as required by the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(xv) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302, 404 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xvi) The Company and its subsidiaries will comply in all material respects with all effective provisions of the Sarbanes-Oxley Act, the rules and regulations promulgated thereunder and the corporate governance, disclosure and compliance rules of Nasdaq contained in the Nasdaq Marketplace Rules to the extent applicable to the Company.

(xvii) The Company will cause the Securities to be quoted on the Nasdaq National Market no later than the First Closing Date.

(xviii) The Company will do and perform all things required or necessary to be done and performed under this Purchase Agreement by it prior to each Closing Date (as defined below), and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities. As used in this

Purchase Agreement, the term “Closing Date” refers to the First Closing Date and the Second Closing Date, as applicable.

(b) Each Selling Stockholder covenants and agrees, severally and not jointly, with the several Underwriters as follows:

(i) Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder.

(ii) The Securities to be sold by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Purchase Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Purchase Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

(iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(iv) Such Selling Stockholder shall immediately notify you of any change in information relating to such Selling Stockholder or of any new information relating to such Selling Stockholder relating to any matter stated in the Prospectus or any supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), which results or will result in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) Such Selling Stockholder will do and perform all things required or necessary to be done and performed under this Purchase Agreement by it prior to each Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Purchase Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), shall contain an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or other equity interest; and there shall not have been any change in the capital stock or other equity interests (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or the capital stock or other equity interests of any of its subsidiaries other than pursuant to the Stock Incentive Plan, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(d) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Willkie Farr & Gallagher LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

(i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each of the Company and its subsidiaries has full corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as currently being conducted and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

(ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Purchase Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Purchase Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(iii) All of the issued and outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock or other equity interests. To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the

Company or any subsidiary any shares of the capital stock of the Company or any shares of the capital stock or other equity interests of any subsidiary of the Company.

(iv) The Registration Statement has become effective under the Act; to the knowledge of such counsel, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

(v) The information in the Registration Statement and the Prospectus (A) under the headings “Description of Capital Stock” and “Legal Proceedings,” (B) in the eighth, ninth, tenth and eleventh paragraphs under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and (C) under the heading “Business – Venture Fund Investments” insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects.

(vi) The Company has full corporate power and authority to enter into this Purchase Agreement, and this Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company; the execution, delivery and performance of this Purchase Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, constitute a default under (or an event that with notice or passage of time, or both, would constitute a default), result in the acceleration of indebtedness under or conflict with, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject and that would have a Material Adverse Effect, the Company’s certificate of incorporation or by-laws, or any judgment, order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Purchase Agreement or in connection with the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under state securities or blue sky laws (as to which such counsel expresses no opinion) in connection with the offer and sale of the Securities.

(vii) The Company, and each of its subsidiaries, is not, and after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Prospectus will not, be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(viii) Except as described in the Registration Statement and Prospectus, such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) or other similar rights necessary for the conduct of the business of the Company, owned by, licensed to or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.

(ix) Any documents filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, on the respective dates they were filed, complied as to form in all material respects with the requirements for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that such counsel need express no opinion as to the financial statements and the notes thereto and the other financial, statistical and accounting data included in any of the documents mentioned in this clause.

(x) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto including any term sheet within the meaning of Rule 434 of the Rules and Regulations (except for the financial statements and the notes thereto and the other financial, statistical and accounting data included therein, as to which such counsel expresses no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

On the basis of conferences with officers and other representatives of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate (although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained therein), nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware corporate and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

(e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Willkie Farr & Gallagher LLP, counsel for the Selling Stockholders, dated such Closing Date and addressed to you, to the effect that:

(i) Each of the Selling Stockholders is the sole record and beneficial owner of the Securities to be sold by such Selling Stockholder and delivery of the certificates for the Securities to be sold by each Selling Stockholder pursuant to this Purchase Agreement, upon payment therefor by the Underwriters, will pass marketable title to such Securities to the Underwriters and the Underwriters will acquire all the rights of such Selling Stockholder in the Securities (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any security interests, claims, liens or other encumbrances.

(ii) Each of the Selling Stockholders has the power and authority to enter into the Custody Agreement, the Power of Attorney and this Purchase Agreement and to perform and discharge such Selling Stockholder’s obligations thereunder and hereunder; and this Purchase Agreement, the Custody Agreements and the Powers of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Stockholders and the Custody Agreement and Power of Attorney are valid and binding agreements of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with their respective terms.

(iii) The execution and delivery of this Purchase Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, constitute a default under (or an event that with notice or passage of time, or both, would constitute a default), result in the acceleration of indebtedness under or conflict with, any statute, rule or regulation, or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of its property is subject, any such Selling Stockholder’s certificate of incorporation or by-laws or other organizational documents, or any judgment, order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Stockholder or any of its respective properties; and no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body is required to be obtained or made by such Selling Stockholder in connection with the execution, delivery and performance of this Purchase Agreement, the Custody Agreement and the Power of Attorney or in connection with the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under state securities laws or blue sky laws (as to which such counsel expresses no opinion) in connection with the offer and sale of the Securities.

In addition to the foregoing, counsel for the Selling Stockholders shall opine as to such other matters as you may reasonably request.

In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware corporate and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Stockholders provided that the extent of such reliance is specified in such opinion.

(f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions of Goodwin Procter LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance acceptable to you.

(g) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Deloitte & Touche LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Purchase Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to (i) confirm that conclusions and findings set forth in such prior letter are accurate as of the Closing Date subject to any revisions or additions described under Section 5(g)(ii) hereof and (ii) set forth any revisions or additions to the statements and conclusions set forth in the prior letter which are necessary to reflect the availability of financial statements as of a later date.

(h) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of such other additional certified public accounting firms whose reports are contained or incorporated in the Registration Statement, dated such Closing Date and addressed to you, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Purchase Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to (i) confirm that conclusions and findings set forth in such prior letter are accurate as of the Closing Date subject to any revisions or additions described under Section 5(h)(ii) hereof and (ii) set forth any revisions or additions to the statements and conclusions set forth in the prior letter which are necessary to reflect the availability of financial statements as of a later date.

(i) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Purchase Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C)

subsequent to the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, or purchased any of the Company’s outstanding capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or options issued pursuant to the Stock Incentive Plan), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or the capital stock or other equity interests of any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to their knowledge, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.

(j) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder’s Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Purchase Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(k) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(l) The Lock-Up Agreements shall be in full force and effect on the Closing Date and each Option Closing Date.

(m) If the Registration Statement and/or this Agreement has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and, prior to the date of this Agreement, the Representatives shall have received a letter from the NASD to such effect.

(n) The Securities have been approved for quotation on the Nasdaq National Market.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that (1) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter to the extent that (A) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus dated the Effective Date (the “Final Prospectus”), (B) the Company sustains the burden of proving that such Underwriter sold Securities to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus, (C) the Company had previously furnished copies of the Final Prospectus to the Underwriters in accordance with Section 4(a)(v) hereof within a reasonable amount of time prior to such sale or such confirmation, and (D) such Underwriter failed to deliver the Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage.

Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information directly relating to such Selling Stockholder contained in the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations); provided, however, that in no event shall any Selling Stockholder be liable under the provisions of this Section 6 for any amount in excess of the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Purchase Agreement.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by [                    ] (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Selling Stockholders may otherwise have.

(b) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Purchase Agreement. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(f) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the table under the first paragraph, (ii) in the first, second and third sentence of the second paragraph (beginning, “The underwriters have advised us . . .”), (iii) in the seventh and eighth paragraphs (beginning, “To facilitate the offering . . .” and “The underwriters may also . . .,” respectively), (iv) in the first sentence of the tenth paragraph (beginning, “In connection with this offering, some underwriters . . .”), and (v) in the third and fourth sentence of the eleventh paragraph (beginning, “A prospectus in electronic format . . ..”) in each case, under the caption “Underwriting” in the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Purchase Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Purchase Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Effectiveness of this Agreement and Termination.

(a) This Purchase Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) You, as Representatives of the several Underwriters, shall have the right to terminate this Purchase Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading generally on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited (other than limitations on hours or numbers of days trading), (iv) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market of the United States, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, (vi) a banking moratorium shall have been declared by federal or state authorities, or (vii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singularly or together with any other event specified in this clause (vii), makes it, in your reasonable judgment, impractical or inadvisable to proceed with the completion of the sale of and payment for and delivery of the Securities on the terms and in the manner contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 6, Section 8 and Section 10 hereof shall at all times be effective.

(c) If you elect to terminate this Purchase Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone, confirmed by letter.

(d) The obligation of the Company and the Selling Stockholders to deliver the Securities shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall have been issued and be in effect and no proceedings therefor shall be pending or threatened by the Commission. In case either of the foregoing conditions shall not be fulfilled, this Purchase Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

10. Default by One or More of the Selling Stockholders or the Company. If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Purchase Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or a majority in interest of the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven business days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Purchase Agreement shall terminate without any liability on the part of any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 23 Old Kings Highway South, Darien, CT 06820 Attention: Chief Executive Officer; if to any of the Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Purchase Agreement may change such address for notices by sending to the parties to this Purchase Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of this Purchase Agreement. This Purchase Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Purchase Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Purchase Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Governing Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

14. Counterparts. This Purchase Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,
JUPITERMEDIA CORPORATION

By

Name:
Title:

SELLING STOCKHOLDERS

By

Attorney-in-Fact

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule II

hereto.

PIPER JAFFRAY & CO.

By

Managing Director

SG COWEN & CO., LLC

By

Managing Director

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold
Alan M. Meckler	599,998
Naomi A. Meckler Trust	35,000
Caroline J. Meckler Trust	35,000
John M. Meckler Trust	35,001
Catherine S. Meckler Trust	35,001
Christopher S. Cardell	130,000
William A. Shutzer	50,000
Christopher J. Baudouin	80,000

Total	1,000,000

SCHEDULE II

Underwriter	Number of Firm Shares (1)

Total	4,200,000

(1)	The Underwriters may purchase up to an additional 630,000 Option Shares, to the extent the option described in Section 3(b) of the Purchase Agreement is exercised, in the proportions and in the manner described in the Purchase Agreement.